Exhibit 10.11

FORM OF

AWARD AGREEMENT

Under The

Barrett Business Services, Inc.

2009 Stock Incentive Plan

INCENTIVE STOCK OPTION

Corporation:	BARRETT BUSINESS SERVICES, INC. 8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington 98662

Participant:

Date:	, 20

Corporation maintains the Barrett Business Services, Inc., 2009 Stock Incentive Plan (the “Plan”).

This Award Agreement evidences the grant of an Incentive Stock Option (the “Option”) to Participant.

The parties agree as follows:

1. Defined Terms

When used in this Agreement, the following terms have the meaning specified below:

(a) “Acquiring Person” means any person or related person or related persons which constitute a “group” for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the “Exchange Act”), as such Section and Rule are in effect as of the Grant Date; provided, however, that the term Acquiring Person shall not include (i) Corporation or any of its Subsidiaries, (ii) any employee benefit plan of Corporation or any of its Subsidiaries, (iii) any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

(b) “Change in Control” means:

(i) A change in control of Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the Grant Date pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; or

(ii) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Corporation shareholders of each new director was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of the period; or

(ii) There shall be consummated (i) any consolidation or merger of Corporation in which Corporation is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of Corporation in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Corporation; or

(iv) Approval by the shareholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

(c) “Change in Control Date” means the first date following the Grant Date on which a Change in Control has occurred.

(d) “Employer” means Corporation or a Subsidiary of Corporation.

(e) “Grant Date” means the date the Option is granted, which is reflected as the date of this Agreement.

(f) “Voting Securities” means Corporation’s issued and outstanding securities ordinarily having the right to vote at elections for director.

Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2. Grant of Option

Subject to the terms and conditions of this Agreement and the Plan, Corporation grants to Participant the Option to purchase                  Shares of Corporation’s common stock at $             per share.

3. Terms of Option

The Option is subject to all the provisions of the Plan and to the following terms and conditions:

3.1 Term. The term of the Option is ten years from the Grant Date and will automatically terminate on             , 20__, to the extent not exercised, unless terminated earlier in accordance with this Agreement.

3.2 Time of Exercise. Unless the Option is otherwise terminated or the time of its exercisability is accelerated in accordance with this Agreement, the Option may be exercised from time to time to purchase Shares up to the following limits (based on years after the Grant Date and including any Shares previously purchased pursuant to the Option):

(a) During the first year - none;

(b) During the second year - up to 25 percent of the total Shares;

(c) During the third year - up to 50 percent of the total Shares;

(d) During the fourth year - up to 75 percent of the total Shares; and

(e) After the fourth year - 100 percent.

3.3 Employment Requirement. Except as otherwise provided in subsection 3.4 of this Agreement, the Option may not be exercised unless Participant is employed by an Employer continuously for at least one year following the Grant Date, unless employment is terminated by death, Disability, or Retirement. For purposes of this Agreement, “employment” includes periods of illness or other leaves of absence authorized by the Employer. If Participant ceases to be an active employee, the Option will remain exercisable, to the extent the Option had become exercisable on or before the termination date, and the right to exercise the Option will expire at the end of the following periods:

After Termination On Account Of	Period
Death	1 year
Retirement	3 months
Disability	1 year
Any other reason	3 months

3.4 Acceleration of Exercisability. Notwithstanding the schedule provided in subsection 3.2, the Option will become fully exercisable (unless Participant chooses to decline accelerated Vesting of all or any portion of the Option) upon the occurrence of either:

(a) Participant’s death or termination of employment by reason of Disability or Retirement; or

(b) A Change in Control Date.

3.5 Method of Exercise. The Option, or any portion thereof, may be exercised, to the extent it has become exercisable pursuant to this Agreement, by delivery of written notice to Corporation in the form attached to this Agreement as Attachment A.

3.6 Other Documents. Participant will be required to furnish to Corporation before closing such other documents or representations as Corporation may require to assure compliance with applicable laws and regulations.

3.7 Payment. The exercise price for the Shares purchased upon exercise of the Option must be paid in full at or before closing by one or a combination of the following:

(a) Payment in cash;

(b) Delivery of previously acquired Shares having a Fair Market Value equal to the exercise price; or

(c) Delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee:

(i) To sell Shares subject to the Option and to deliver all or a part of the sales proceeds to Corporation in payment of all or a part of the exercise price and withholding taxes due; or

(ii) To pledge Shares subject to the Option to the broker as security for a loan and to deliver all or a part of the loan proceeds to Corporation in payment of all or a part of the exercise price and withholding taxes due.

3.8 Previously Acquired Shares. Delivery of previously acquired Shares in full or partial payment for the exercise of the Option will be subject to the following conditions:

(a) The Shares tendered must be in good delivery form;

(b) The Fair Market Value of the Shares tendered, together with the amount of cash, if any, tendered must equal or exceed the exercise price of the Option;

(c) Any Shares remaining after satisfying the payment for the Option will be reissued in the same manner as the Shares tendered; and

(d) No fractional Shares will be issued and cash will not be paid to the Participant for any fractional Share value not used to satisfy the Option exercise price.

4. Tax Withholding and Reimbursement

In the event any withholding or similar tax liability is imposed on Corporation in connection with or with respect to any exercise of the Option or the disposition by Participant of the Shares acquired upon exercise of the Option, Participant agrees to pay to Corporation an amount sufficient to provide for such tax liability. Such payment may be in cash, in shares of Common Stock otherwise owned by Participant, duly endorsed for transfer, with a Fair Market Value equal to the sums required to be withheld, or in any combination of the foregoing methods of payment. Alternatively, Participant authorizes Corporation to withhold such amount from Participant’s other compensation.

5. Conditions Precedent

Corporation will use its best efforts to obtain approval of the Plan and this Option by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, this Option will terminate on notice to the Participant to that effect. Without limiting the foregoing, Corporation will not be required to issue any Shares upon exercise of the Option, or any portion thereof, until Corporation has taken any action required to comply with all applicable federal and state securities laws.

6. Termination for Cause; Competition; Clawback

6.1 Annulment of Awards. The grant of the Option governed by this Agreement is revocable until Participant becomes entitled to a certificate for Shares in settlement thereof. In the event the employment of Participant is terminated for cause (as defined below), any portion of the Option which is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 6.1, the term “for cause” will have the meaning set forth in Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of the Employer or for other performance or conduct which is materially detrimental to the best interests of Corporation, as determined by the Committee.

6.2 Engaging in Competition With Corporation. If Participant terminates employment with an Employer for any reason whatsoever, and within 18 months after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) Corporation, the Committee, in its sole discretion, may require Participant to return to Corporation the economic value of this Option that is realized or obtained (measured at the date of exercise) by Participant at any time during the period beginning on the date that is six months prior to the date of Participant’s termination of employment with an Employer, and Participant agrees to promptly return such amount to Corporation.

6.3 Clawback/Recovery. Any incentive-based compensation paid to Participant under this Award may be subject to recoupment in accordance with any clawback policy that Corporation is required to adopt pursuant to the listing standards of any national securities exchange or association on which Corporation’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including the Sarbanes-Oxley Act of 2002. Participant agrees to promptly repay any such incentive-based compensation as directed by Corporation under any such clawback policy.

7. Incentive Stock Option

This Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

8. Successorship

Subject to restrictions on transferability set forth in the Plan, this Agreement will be binding upon and benefit the parties, their successors and assigns.

9. Notices

Any notices under this Option must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Corporation’s records or to such other address as a party may certify by notice to the other party.

10. Arbitration

Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration administered by and in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

11. Attorney Fees

In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorney fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

BARRETT BUSINESS SERVICES, INC.

By

Name

Its

Participant

Attachment A

NOTICE OF STOCK OPTION EXERCISE

BARRETT BUSINESS SERVICES, INC.

2009 STOCK INCENTIVE PLAN

To:	Barrett Business Services, Inc. 8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington 98662 Attention: James D. Miller
Participant:
Print Name
Mailing Address:

Telephone Number:

Option:	The option evidenced by an Award Agreement dated , .

OPTION EXERCISE

I hereby elect to exercise the Option to purchase shares of common stock (“Shares”) of Barrett Business Services, Inc. (“BBSI”) covered by the Option as follows:

Number of Shares Purchased (a)
Per-Share Option Price (b)	$
Aggregate Purchase Price (a times b)	$
Closing Date of Purchase

Form of Payment [Check One]:

☐	My check in the full amount of the Aggregate Purchase Price (as well as a check for any withholding taxes, if this box ☐ is checked). See “Instructions” below.

☐	Delivery of previously owned shares of BBSI common stock with a fair market value equal to the Aggregate Purchase Price (as well as any withholding taxes, if this box ☐ is checked). See “Instructions” below. Note that restricted shares acquired from BBSI under one of its stock plans may be used for this purpose only if such shares have become vested.

☐	Withholding of that number of shares of BBSI common stock otherwise issuable to me upon exercise of the Option, with a fair market value on the date of exercise equal to the Aggregate Purchase Price (as well as any withholding taxes, if this box ☐ is checked). See “Instructions” below. Note: This alternative is not available for incentive stock options.

☐	My irrevocable direction to my securities broker (see below) to sell Shares subject to the Option and deliver a portion of the sales proceeds to BBSI Business Services, Inc., in full payment of the Aggregate Purchase Price (as well as any withholding taxes, if this box ☐ is checked). See “Instructions” below. I hereby confirm that any sale of Shares will be in compliance with BBSI’s policies on insider trading and Rule 144, if applicable. I HEREBY IRREVOCABLY AUTHORIZE to transfer funds to Barrett Business Services, Inc., from my account in payment of the
(name of broker)
Aggregate Purchase Price (and withholding taxes, if applicable) and Barrett Business Services, Inc., is hereby directed to issue the Shares for my account with such broker and to transmit the Shares to the broker indicated above.

Instructions:

(1) If payment is to be by check, a check for the amount of the Aggregate Purchase Price payable to Barrett Business Services, Inc., should be submitted with this Notice.

(2) If payment is to be by surrender of previously owned shares or by attestation of ownership (see Attestation Form below), either a certificate for the shares accompanied by a stock power endorsed in blank or the completed Attestation Form should be submitted with this Notice. If applicable, a certificate for any shares in excess of those needed to satisfy the Aggregate Purchase Price and withholding taxes, if applicable, will be returned to you with the certificate for your option shares. Any change in registration between the payment shares and the new shares will require a properly executed stock power that is guaranteed by an institution participating in a recognized medallion signature guarantee program.

(3) No withholding tax is due upon exercise of an incentive stock option. Withholding tax is due immediately upon exercise of a nonqualified option by an employee. If withholding tax is due at the time of exercise, you will be notified of the amount and satisfactory arrangements must be made for payment before a stock certificate for your option shares will be delivered to you (or your broker, if applicable). Among other alternatives, amounts necessary to satisfy withholding obligations may be deducted from compensation otherwise payable to you.

ISSUANCE INSTRUCTIONS FOR STOCK CERTIFICATES

Please register the stock certificate(s) in the following name(s):

If applicable, please check one: ☐ JT TEN ☐ TEN COM ☐ Other

Please deliver the stock certificate(s) to (check one):

☐	My brokerage account

Attn:
Account No.: ; or

☐	My mailing address set forth above.

Date	Signature of Participant

ATTESTATION FORM

As indicated above, I have elected to use shares of BBSI common stock that I already own to pay the Aggregate Purchase Price of the Option (and withholding taxes, if applicable).

I attest to the ownership of the shares represented by the certificate(s) listed below or to the beneficial ownership of the shares held in the name of my broker, as indicated in the attached copy of my brokerage statement. I will be deemed to have delivered such shares to BBSI in connection with the exercise of my Option.

I understand that, because I (and any joint owner) will retain ownership of the shares (the “Payment Shares”) deemed delivered to pay the Aggregate Purchase Price (and withholding taxes, if applicable), the number of shares to be issued to me upon exercise of my Option will be reduced by the number of Payment Shares. I represent that I have full power to deliver and convey certificates representing the Payment Shares to BBSI and by such delivery and conveyance could have caused BBSI to become sole owner of the Payment Shares. The joint owner of the Payment Shares, if any, by signing this Form, consents to these representations and to the exercise of the Option by this attestation.

I certify that any Payment Shares originally issued to me as restricted shares are now fully vested.

List certificate(s) and number of shares covered, or attach a copy of your brokerage statement:

Common Stock Certificate Number	Number of Shares Covered

Date:

Print Name of Option Holder:

Signature of Option Holder:

Print Name of Joint Owner:

Signature of Joint Owner:

If you are attaching a copy of your brokerage statement, you must have your securities broker complete the following:

The undersigned hereby certifies that the foregoing attestation is correct.

Name of Brokerage Firm

Date:	By:
Telephone No.:

Print Name of Signing Broker